SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)

of the Securities Exchange Act 1934

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☐	Preliminary Information Statement

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☑	Definitive Information Statement

LVIP Delaware Bond Fund,

LVIP Delaware Growth and Income Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

LVIP Money Market Fund

LVIP Delaware Foundation® Aggressive Allocation Fund

LVIP Delaware Foundation® Conservative Allocation Fund

LVIP Delaware Foundation® Moderate Allocation Fund,

each a series of Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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INFORMATION STATEMENT

Lincoln Variable Insurance Products Trust

(the “Trust”)

LVIP Delaware Bond Fund, LVIP Delaware Growth and Income Fund,

LVIP Delaware Social Awareness Fund, LVIP Delaware Special Opportunities Fund,

LVIP Money Market Fund, LVIP Delaware Foundation® Aggressive Allocation Fund,

LVIP Delaware Foundation® Conservative Allocation Fund, and

LVIP Delaware Foundation® Moderate Allocation Fund

(collectively, the “Funds”)

Dated March 22, 2010

This statement provides information concerning the above-referenced Funds. We are not asking you for a proxy, and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

We previously advised you, via a December 21, 2009 supplement to the Trust’s prospectus dated May 1, 2009, of Lincoln National Corporation’s announcement that one of its subsidiaries had signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc. (“DMHI”) and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company (“DMC”), the sub-adviser to the Funds. Effective January 4, 2010, the ownership of DMHI and its subsidiaries were sold to Macquarie Group (“Macquarie”), a global provider of banking, financial, advisory, investment and funds management services (the “Transaction”).

Because the sale of DMC to Macquarie was considered a change in control of DMC it resulted in an “assignment”1 of the Sub-Advisory Agreements between the Trust and DMC, dated April 30, 2007 for the LVIP Delaware Bond Fund, LVIP Delaware Growth and Income Fund, LVIP Delaware Social Awareness Fund, LVIP Delaware Special Opportunities Fund, and LVIP Money Market Fund, and dated May 1, 2009 for the LVIP Delaware Foundation® Aggressive Allocation Fund, LVIP Delaware Foundation® Conservative Allocation Fund, and LVIP Delaware Foundation® Moderate Allocation Fund (collectively, the “Prior Agreements”). As required by Section 15(a) of the Act, the terms of the Prior Agreements provided for their automatic termination upon their assignment. Consequently, the Board of Trustees was required to consider new agreements between Lincoln Investment Advisors Corporation (“LIAC” or the “Adviser”) and DMC. On December 7 and 8, 2009, the Board considered and approved new sub-advisory agreements (the “New Agreements”) between LIAC and DMC, and the New Agreements became effective on January 4, 2010. LIAC remains the investment adviser to the Funds.

In accordance with an exemptive order dated November 7, 2006 that the Securities and Exchange Commission (“SEC”) issued to the Trust, LIAC can hire, terminate and replace, as applicable, sub-advisers (except as a general matter, sub-advisers affiliated with such investment adviser) without shareholder approval. Further, as a condition of such order, the investment adviser must furnish shareholders of the affected funds with certain information about new sub-advisory agreements. This Information Statement is intended to comply with that condition. The Information Statement will be mailed on or about March 30, 2010, to shareholders of the Funds.

I.	Background

At an in-person meeting on December 7 and 8, 2009, the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of that term under the Act (“Independent Trustees”), approved the New Agreements with DMC effective as of the close of the Transaction. On January 4, 2010,

LIAC, on behalf of the Trust, then entered into the New Agreements with DMC. DMC’s appointment as sub-adviser was made in accordance with the SEC exemptive order noted above and does not require shareholder

[1]	As the term “assignment” is defined by the Investment Company Act of 1940, as amended (the “Act”).

approval. The last time a sub-advisory agreement for the LVIP Delaware Bond Fund, LVIP Delaware Growth and Income Fund, LVIP Delaware Social Awareness Fund, LVIP Delaware Special Opportunities Fund, and LVIP Money Market Fund was approved by the shareholders was on April 5, 2007. The Prior Agreement for the LVIP Delaware Foundation® Aggressive Allocation Fund, LVIP Delaware Foundation® Conservative Allocation Fund, and LVIP Delaware Foundation® Moderate Allocation Fund was approved by the sole shareholder on May 22, 2009.

II.	Board Considerations on the New Agreements

The Independent Trustees reported that they reviewed materials provided by DMC and Macquarie in connection with the Transaction at the September 10 and 11, 2009 Board meeting. Because the Transaction would cause the Prior Agreements between LIAC and DMC to terminate, the Board was asked to approve New Agreements to take effect upon the termination of the existing sub-advisory agreements. DMC and Macquarie provided the Board with information on the Macquarie organization including its U.S.-based registered investment advisers and the anticipated impact of the Transaction on DMC’s business, operations and personnel. A DMC senior executive attended the September 10 and 11, 2009 Board meeting to discuss the Transaction with the Board and responded to questions from the Board regarding the Transaction and the anticipated impact of the Transaction on DMC and the Funds. The Independent Trustees requested additional information from management concerning the Transaction’s impact on the Funds, including information regarding DMC’s financial position following the Transaction, information regarding additional costs to be borne by the Funds as a result of the Transaction, and the impact upon available services since DMC would no longer be an affiliate upon the Transaction’s close. The Board reviewed and considered the additional information during a special telephonic Board meeting held on October 13, 2009. After further discussion, the Board approved the New Agreements on December 7 and 8, 2009 at an in-person meeting.

The Independent Trustees and their independent legal counsel met separately from the “interested” Trustees and management to consider approval of the New Agreements. The Independent Trustees reviewed a memorandum from their independent legal counsel that advised them of their fiduciary duties pertaining to approval of investment advisory and sub-advisory agreements. The Independent Trustees considered that they had renewed the Prior Agreements for several of the Funds at an in-person meeting on September 10 and 11, 2009 after an extensive review process. The Independent Trustees also considered DMC’s representation that there were no material changes to the information provided by DMC as part of the September contract renewal process. In considering approval of the New Agreements, the Independent Trustees did not identify any single factor or group of factors as all-important or controlling and considered all factors together. The Independent Trustees reported that they had considered the following factors, among others, and reached the following conclusions with respect to their recommendations to the Board of Trustees. Based on their review, the Independent Trustees concluded that it was in the best interests of the Funds to approve the New Agreements and accordingly, recommended to the Board of Trustees the approval the New Agreements. Upon receiving the Report of the Independent Trustees, the Board of Trustees adopted the considerations and conclusions of the Independent Trustees.

The Board of Trustees considered management’s representation that management would ensure that at least 75% of the members of the Board of Trustees are independent (the Board currently meets this requirement) for a three year period and that management will ensure that no “unfair burden” (as defined under Section 15(f) of the 1940 Act) be imposed on the Funds as a result of the Transaction for a two year period after the Transaction’s closing. The Board of Trustees also considered that the Funds would not pay any of the costs associated with Board approval of the New Agreements or the Information Statement provided to shareholders.

The Board of Trustees considered the nature, extent and quality of services to be provided by DMC under the New Agreements. The Board of Trustees considered DMC’s representation that there would be no material impact on the day-to-day operations of the Funds, that the investment management teams responsible for the Funds were not expected to change, that there would be no significant change to the executive, administrative or support staff of DMC, that DMC intends to continue to provide the same level of services to the Funds, and that there would be no immediate changes to the compliance policies and procedures as a result of the Transaction. The Board of Trustees concluded that these factors supported approval of the New Agreements.

The Board of Trustees noted that the New Agreements were identical to the Prior Agreements (except for the dates), and that there would be no change in the sub-advisory fees which had been determined to be reasonable in connection with the September 2009 contract renewal process. The Board of Trustees concluded that these factors supported approval of the New Agreements.

With respect to performance, the Board of Trustees considered that the same portfolio management teams were anticipated to continue to manage their respective Funds following the closing of the Transaction and that performance had been analyzed in connection with the September 2009 contract renewal process. The Board of Trustees concluded that these factors supported approval of the New Agreements.

The Board of Trustees considered future profitability and noted that the sub-advisory fees were to remain the same and that profitability had been found not to be unreasonable in connection with the September 2009 contract renewal process. The Board of Trustees concluded that these factors supported approval of the New Agreements.

The Board of Trustees considered economies of scale and noted that it had not yet been decided whether DMC’s operations would be consolidated with all or part of Macquarie’s U.S. business operations and determined to review economies of scale during the next contract renewal evaluation.

The Board of Trustees considered that DMC had advised in connection with the September 2009 contract renewal process that DMC has the ability to obtain research with soft dollars that may or may not be used for the Funds and may be used for the benefit of other clients of DMC.

Based on all the information considered and conclusions reached, the Board of Trustees determined that the terms of the New Agreements are fair and reasonable and that the approval of the New Agreements is in the best interests of the Funds. The Board of Trustees unanimously approved the New Agreements.

III.	The New Sub-Advisory Agreements

Other than the effective date, the New Agreements are identical in all material respects to the Prior Agreements. The New Agreements provide that DMC will furnish continuously an investment program for the Funds. The New Agreements will remain in effect for an initial term of two years and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves their continuance at least annually. The New Agreements can be terminated at any time, without the payment of any penalty, by: (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Funds; (ii) LIAC on at least sixty days’ written notice to DMC; or (iii) DMC on at least sixty days’ written notice to LIAC. The New Agreements will also automatically terminate, without the payment of any penalty, in the event of their assignment or termination for any other reason.

The New Agreements generally provide that DMC will not be liable for any losses, claims, damages, liabilities or litigation incurred by LIAC or the Trust as a result of any error or judgment or mistake of law by DMC with respect to the Funds, except that nothing in the New Agreements limits DMC’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on willful misfeasance, bad faith or gross negligence of DMC. In addition, in the New Agreements, DMC agrees to indemnify the Adviser and the Funds for, and hold them harmless against, any and all losses, claims, damages, liabilities or litigation in which the Adviser or a Fund may become subject insofar as such amounts arise as a result of any untrue statement of a material fact contained in disclosure provided by DMC for inclusion in the Fund’s regulatory filings or any omission of a material fact required to be stated necessary to make such disclosure not misleading.

The fees payable by the Adviser to DMC for sub-advisory services under the Prior Agreements and New Agreements are identical as shown in the table below:

Fund	Prior Sub-Advisory Fee*	New Sub-Advisory Fee*
LVIP Delaware Bond Fund	0.18%	0.18%
LVIP Delaware Growth and Income Fund	0.20%	0.20%
LVIP Money Market Fund	0.18%	0.18%	**
LVIP Delaware Social Awareness Fund	0.20%	0.20%
LVIP Delaware Special Opportunities Fund	0.20%	0.20%
LVIP Delaware Foundation® Aggressive Allocation Fund	0.35%	0.35%
LVIP Delaware Foundation® Conservative Allocation Fund	0.35%	0.35%
LVIP Delaware Foundation® Moderate Allocation Fund	0.35%	0.35%

*	Average daily net assets of the fund
**	Subsequent to the time that the New Agreements with DMC became effective, the Board of Trustees approved a reduction in DMC’s sub-advisory fees for the Money Market Fund, effective March 9, 2010, to the following: .08% of the first $500 million; 0.07% of the next $500 million; and 0.06% of the excess over $1 billion of average daily net assets of the Fund.

The sub-advisory fee due and owing by the Adviser from January 1, 2009 through December 31, 2009 to DMC pursuant to the Prior Agreement dated April 30, 2007 was $12,070,344.00. The sub-advisory fee due and owing by the Adviser from May 1, 2009 through December 31, 2009 to DMC pursuant to the Prior Agreement dated May 1, 2009 was $8,543,337.00. Had the New Agreements been in effect for that same time period, the sub-advisory fees due and owing by LIAC would have been the same.

The following are investment funds for which DMC acts as adviser or sub-adviser that have similar investment objectives to the Funds:

LVIP Fund and Comparable Funds	Contractual Fee (including breakpoints)		Assets under Management (as of 12/31/2009)
LVIP Delaware Bond Fund
Delaware Core Plus Bond Fund	0.55%		$92,883,325
Delaware DPT Core Plus Fixed Income Portfolio	0.43%		$51,200,115

LVIP Delaware Growth and Income Fund
No comparable funds

LVIP Money Market Fund
Delaware Cash Reserve Fund	0.45%		$435,447,209
Delaware VIP Cash Reserve Series	0.45%		$17,912,573

LVIP Delaware Social Awareness Fund
No comparable funds

LVIP Delaware Special Opportunities Fund
Delaware Mid-Cap Value Fund	0.75%	[1]	$10,221,037

LVIP Delaware Foundation® Aggressive Allocation Fund
Delaware Foundation® Growth Allocation Fund	0.65%	[2]	$58,608,118

LVIP Delaware Foundation® Conservative Allocation Fund
Delaware Foundation® Conservative Allocation Fund	0.65%	[2]	$68,977,666

LVIP Delaware Foundation® Moderate Allocation Fund
Delaware Foundation® Moderate Allocation Fund	0.65%	[2]	$261,923,752

[1]

The Fund’s investment manager, DMC, contractually waived its investment advisory fees and/or reimbursed expenses (excluding any 12b-1 plan and certain other expenses) to the extent necessary to prevent total annual fund operating expenses from exceeding 1.00% of the Fund’s average daily net assets from February 28, 2010 through February 28, 2011. DMC’s waivers and reimbursements may only be terminated by agreement of DMC and the Fund.

[2]

The Fund’s investment manager, DMC, contracted to waive its investment advisory fees and/or pay Fund expenses (excluding any 12b-1 plan and certain other expenses) to the extent necessary to prevent total annual fund operating expenses from exceeding 0.90% of the Fund’s average daily net assets from January 28, 2010 through January 28, 2011.

Brokerage Commissions

As of December 31, 2009, the Adviser and DMC had the following affiliated brokers: Lincoln Financial Advisors Corporation, Delaware Distributors, L.P., Jefferson Pilot Variable Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation. The Funds did not pay any brokerage commissions to brokers affiliated with the Adviser and DMC for the fiscal year ended December 31, 2009.

IV.	Information Regarding DMC

Delaware Management Company, 2005 Market St., Philadelphia, PA 19103, and its predecessors have been managing mutual fund assets since 1938. As of December 31, 2009, DMC and its affiliates were managing $130 billion of assets. DMC is a series of Delaware Management Business Trust (“DMBT”), a Delaware statutory trust registered with the SEC as an investment adviser and located at 2005 Market St., Philadelphia, PA 19103.

DMBT is a wholly owned subsidiary of Delaware Management Company, Inc. (“DMCI”), and DMCI is a wholly owned subsidiary of Delaware Investments U.S., Inc. (“DI”). Both DMCI and DI are located at 2005 Market St., Philadelphia, PA 19103. DI is owned by DMH Corp., with the exception of shares of stock that are owned by participants in the company’s incentive compensation plan. DMH Corp., located at 2005 Market St., Philadelphia, PA 19103, is a wholly owned subsidiary of Delaware Management Holdings, Inc. (“DMHI”). DMHI is located at 2005 Market St., Philadelphia, PA 19103.

DMHI is a wholly owned subsidiary of Macquarie Affiliated Managers, (USA) Inc. (“MAM”), which is located at 125 West 55th St. New York, NY 10019. MAM is an indirect wholly owned subsidiary of Macquarie Bank Limited (“MBL”). MBL is located at No. 1 Martin Place, Sydney, New South Wales 200, Australia. Macquarie Group Limited, an Australian publicly held company also located at No. 1 Martin Place, Sydney, New South Wales 200, Australia, is the owner of all of the stock of MBL.

To the knowledge of the Fund, no Trustee currently has any material interest by security holdings in DMC or any entity controlling, controlled by or under common control with DMC.

The following table provides the name and principal occupation of DMC’s directors and executive officers. The address of each of the directors and executive officers is 2005 Market St., Philadelphia, PA 19103-7094.

Name	Principal Occupation*
Patrick P. Coyne	Trustee and President
See Yeng Quek	Trustee, Vice President, Managing Director, Chief Investment Officer (Fixed Income)
David P. O’Connor	Trustee, Senor Vice President (Strategic Investment Relationships and Initiatives), General Counsel
Michael Hogan	Executive Vice President and Head of Equity Investments
Philip N. Russo	Executive Vice President and Chief Administrative Officer

*	None of the principal executive offices and directors of Delaware listed above have other principal employment other than their respective positions with Delaware.

V.	Ownership of Shares

As of March 4, 2010, the LVIP Delaware Bond Fund, LVIP Delaware Growth and Income Fund, LVIP Delaware Social Awareness Fund, LVIP Delaware Special Opportunities Fund, LVIP Delaware Foundation® Aggressive Allocation Fund, and Delaware Foundation® Conservative Allocation Fund did not have any shareholders who owned in excess of 5% of the outstanding shares of any class of securities of such Funds. As of March 4, 2010, to the knowledge of the Funds, the persons in the following table beneficially owned more than 5% of the outstanding shares of any class of securities of the LVIP Money Market Fund and LVIP Delaware Foundation® Moderate Allocation Fund:

Class	Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class
LVIP Money Market Fund
Standard Class	Aon Consulting 200 E Randolph St. Chicago, IL 60601	4,122,668.61 shares	6.39%[1]

Standard Class	John Hancock Life Ins. Co. 100 N. Sepulveda Blvd., Ste. 500 El Segundo, CA 90245	5,471,998.46 shares	8.48%[1]

LVIP Delaware Foundation® Moderate Allocation Fund
Service Class	Kristina L. Henry 577 Mission Hills Ln. Camdenton, MO 65020	278.37 shares	5.26%[2]

Service Class	Nathaly M. Pretell 1275 NW 208th Terrace Beaverton, OR 97006	338.44 shares	5.39%[2]

Service Class	Cheryl L. Clements 7598 River Ridge Dr. College Station, TX 77845	360.66 shares	6.81%[2]

Service Class	John D. Schaeffer 7598 River Ridge Dr. College Station, TX 77845	362.71 shares	6.85%[2]

Service Class	John L. Cross 220 Greenfield Pl. Brandon, MS 39047	652.88 shares	12.33%[2]

Service Class	Neomi H. Torres 160 Fulton Way Upland, CA 91786	704.73 shares	13.31%[2]

[1]	The LVIP Money Market Fund had 64,500,601.61 outstanding shares as of March 4, 2010.

[2]	The LVIP Delaware Foundation® Moderate Allocation Fund had 5,293.37 outstanding shares as of March 4, 2010

As of March 4, 2010, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding Standard Class shares and Service Class shares of each Fund.

VI.	Information Regarding the Trust

The Annual Reports for the Funds for the fiscal year ended December 31, 2009 have previously been sent to shareholders. The Annual Reports and the Semi-Annual Reports for the period ended June 30, 2009 are available upon request without charge by contacting the Trust:

Regular Mail:	Lincoln Variable Insurance Products Trust, P.O. Box 2340, Ft. Wayne, IN 46801

Express Mail:	Lincoln Variable Insurance Products Trust, 1300 S. Clinton St., Ft. Wayne, IN 46802

Phone:	800-454-6265

Website:	Semi-Annual Report: http://www.lfg.com/lfg/llc/prd/prs/sar/SAR_LINCOLN.pdf

Annual Report: http://www.lfg.com/lfg/llc/prd/prs/anr/AR_LINCOLN.pdf

The principal office of the Trust is located at 1300 S. Clinton St. Ft. Wayne, IN 46802. The Trust’s investment adviser is Lincoln Investment Advisors Corporation, which is located at One Granite Place, Concord, NH 03301. The Trust paid LIAC $56,703,404.00 for the fiscal year ended 2009. The Trust’s principal underwriter is Lincoln Financial Distributors, Inc. (“LFD”), 130 N. Radnor Chester Rd., Radnor, PA 19087. The Trust paid LFD $13,174,762.00 for the fiscal year ended 2009. The Trust’s service provider for certain accounting functions and financial reporting, The Bank of New York Mellon (“Mellon”), is located at 135 Santilli Highway, Everett, MA 02149-1950. The Trust paid Mellon $4,066,521.00 for the fiscal year ended 2009. The Trust has also entered into a Fund Accounting and Financial Administration Oversight Agreement with Delaware Service Company, Inc. (“DSC”), located at 2005 Market St., Philadelphia, PA 19103. The Trust paid DSC $271,552.00 for the fiscal year ended 2009. The Lincoln National Life Insurance Company (“Lincoln Life”), which provides various administrative services to the Trust, is located at 1300 S. Clinton St., Ft. Wayne, IN 46802. The Trust paid Lincoln Life $862,727 for the fiscal year ended 2009. The services provided to the Trust by these service providers will continue beyond the effective dates of the New Agreements.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

Lincoln Variable Insurance Products Trust 1300 South Clinton Street Fort Wayne, IN 46802